Exhibit 10.261




                               PURCHASE AGREEMENT
                               ------------------

     THIS PURCHASE AGREEMENT (this "AGREEMENT") is made as of September 9, 2002, among Raintree Resorts International, Inc., a Nevada corporation ("RAINTREE INTERNATIONAL"), Raintree North America Resorts, Inc., a Texas corporation ("RAINTREE NORTH AMERICA") (each individually, a "SELLER" and collectively "SELLERS"), and Mego Financial Corp. d/b/a Leisure Industries Corporation, a New York corporation ("PURCHASER").


                                 R E C I T A L S
                                 - - - - - - - -

     A. Raintree International, directly and through subsidiaries, is engaged in the business of developing and operating resort time-share projects.

               B. Raintree North America, a second-tier subsidiary of Raintree International, is engaged in developing, managing and promoting Cimarron Resort Condominiums, a condominium complex a/k/a Club Regina Cimarron, located in Cathedral City, California ("CIMARRON"), pursuant to that certain Project

Development, Management, and Sales Agreement dated May 3, 2000 between Raintree North America and Royale Mirage Partners, L.P. ("RMP") (such agreement, the "DEVELOPMENT AGREEMENT"), a copy of which is attached hereto as Exhibit A.


               C. In connection with the operation of Cimarron, Raintree North America is a party to that certain Declaration of Covenants, Conditions and Restrictions and First Amended and Restated Agreement of Trust (the "TRUST") dated November 26, 2001 by and among Raintree North America, BNY Western Trust Company, as successor-in-interest to U.S. Trust Company, National Association ("TRUSTEE") and Cimarron Beneficial Interest Owners Association (as amended by the First Amendment dated as of March 26, 2002, the "TRUST AGREEMENT"), a copy of which is attached hereto as Exhibit B, pursuant to which condominium units located within Cimarron have been transferred to Trustee for the purpose of Raintree North America's use and management, and sale thereof to other persons who purchase second beneficial interests in the Trust in connection with the purchase by such persons of memberships from Raintree North America.

     D. Purchaser desires to purchase from Raintree North America, all of its right, title and interest in and to the Development Agreement and Trust Agreement, and Sellers desire to sell the foregoing to Purchaser, on the terms and subject to the conditions herein contained.

                               A G R E E M E N T S
                               - - - - - - - - - -

     Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the foregoing and as follows:

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                                    ARTICLE I

          PURCHASE AND SALE OF PROPERTY; CLOSING AND MANNER OF PAYMENT
          ------------------------------------------------------------

     1.1 AGREEMENT to Purchase and Sell Property. On the terms and subject to the conditions contained in this Agreement, Purchaser shall purchase from Raintree North America, and Raintree North America shall sell to Purchaser, all of its right, title and interest in and to the following:

          (a)  the  Development  Agreement;  and

          (b)  the  Trust  Agreement.

     The Development Agreement and the Trust Agreement shall be collectively referred to as the "PURCHASED PROPERTY."


     1.2 PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") for the Purchased Property shall be ONE MILLION NINE HUNDRED AND SIXTY THOUSAND DOLLARS and 0/100 Dollars ($1,960,000.00).


     1.3 MANNER OF PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid in the following matter:

          (a) Purchaser's assumption and payment of $531,778.37 of Raintree North America's liabilities, as described on Schedule I attached hereto; and

          (b) The balance of the Purchase Price ($1,428,221.63) by wire transfer of immediately available funds to such bank account or accounts as Sellers shall designate by written notice delivered to Purchaser not later than one (1) business day prior to the Closing (as defined below). (Purchaser shall have no responsibility for the disbursement thereof from said account or accounts to Sellers).

     1.4 TIME AND PLACE OF CLOSING. The Closing shall occur at 10:00 a.m., at the offices of Ungaretti & Harris, 3500 Three First National Plaza Chicago, Illinois 60602 on September 9, 2002, or on such other date, or at such time or place, as shall be mutually agreed upon by Sellers and Purchaser.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES


     2.1 GENERAL STATEMENT. Purchaser makes the representations and warranties to Sellers set forth in Section 2.2, and Sellers make the representations and warranties to Purchaser set forth in Section 2.3. All such representations and warranties and all representations and warranties which are set forth elsewhere in this Agreement and in any financial statement, other exhibit or document delivered by a party hereto to another party pursuant to this Agreement or in connection herewith shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any investigation
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or  lack  of investigation by any of the parties to this Agreement.  No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Representations and warranties of the parties are initially made as of the date hereof. All representations and warranties of Sellers are made subject to the exceptions noted in the schedule delivered by Sellers to Purchaser concurrently herewith and identified as the "Disclosure Schedule."

     2.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Sellers as follows:

          (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to carry on its business as now being conducted. Purchaser is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, properties, liabilities, results of operations or financial condition of Purchaser and its Subsidiaries taken as a whole (a "PURCHASER MATERIAL ADVERSE EFFECT").


          (b) Purchaser has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming this Agreement has been duly executed and delivered by the other parties hereto, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except for (i) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and
     (ii) limitations imposed by Federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (A) conflict with or violate any of the provisions of the Certificate of Incorporation or By-Laws of Purchaser; (B) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any loan agreement, note, indenture or other agreement, permit, concession, franchise, lease, contract, license or similar instrument, obligation or undertaking to which Purchaser or any of its Subsidiaries is a party or by which Purchaser or any of its Subsidiaries or any of their assets is bound or affected; or (C) contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, subject, in the case of clauses (B) and (C), to those conflicts, breaches, defaults and similar matters, which,
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     individually  or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect, or materially and adversely affect Purchaser's ability to consummate the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made, is required by or with respect to Purchaser or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby.

          (c) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Sellers, and Purchaser has incurred no obligation to pay any person or entity a finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by this Agreement.

     2.3 REPRESENTATIONS AND WARRANTIES OF SELLERS RELATING TO THE PURCHASED PROPERTY AND CIMARRON. Sellers represent and warrant to Purchaser as follows:


     2.3.1     ORGANIZATION  AND  AUTHORITY.
               -----------------------------

          (a) ORGANIZATION. Raintree International, Raintree U.S. Holdings, LLC, a Texas limited liability company and parent of Raintree North America ("RAINTREE U.S.") and Raintree North America are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation and have the requisite power and authority to carry on their respective businesses as they are now being conducted and to own their respective properties. Raintree International, Raintree U.S. and Raintree North America are duly qualified to do business and are in good standing in each jurisdiction where they are at any time selling fractional time-share interests or where the nature of their respective business or the ownership or leasing of their respective properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Cimarron Material Adverse Effect. As used in this Agreement, the term "CIMARRON MATERIAL ADVERSE
     EFFECT" means a material adverse effect on the business, assets, properties, liabilities, results of operations or financial condition of Raintree International or Raintree North America, individually or in the aggregate with respect to Cimarron or the Purchased Property.

          (b) NON-CONTRAVENTION. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with or violate any of the provisions of the organizational and governing documents of Raintree International, Raintree U.S. or Raintree North America; (ii) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any loan agreement, note, indenture or other agreement, permit, concession, franchise, lease, contract, license or similar instrument, obligation or undertaking to which Raintree International, Raintree U.S. or Raintree North America are a party or by which Raintree International,
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     Raintree  U.S.  or Raintree North America or any of their respective assets are bound or affected; or (iii) contravene any law, rule or regulation of any state or of the United States or any order, writ, judgment, injunction, decree, determination or award currently in effect, subject, in the case of clauses (i) and (ii), to those conflicts, breaches, defaults, contraventions and similar matters, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Cimarron Material Adverse Effect, or materially and adversely affect Sellers' ability to consummate the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made, is required by or with respect to Raintree International, Raintree U.S. or Raintree North America in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and to allow for the ongoing offering and sale of interests in Cimarron.

2.3.2     BOOKS  AND  RECORDS;  ASSETS  AND  LIABILITIES.
          -----------------------------------------------

          (a) BOOKS AND RECORDS. Raintree North America's books, accounts and records with respect to Cimarron and the Purchased Property are, and have been, maintained in its respective usual, regular and ordinary manner and except as set forth on the Disclosure Schedule, in accordance with generally accepted accounting practices, and all transactions to which it is or has been a party relating to Cimarron and the Purchased Property, are properly reflected therein.

          (b) TITLE TO ASSETS. Raintree North America's interest in the Development Agreement and the Trust Agreement is free and clear of any liens, claims, encumbrances and security interests, except for Permitted Liens. No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of Raintree North America's assets has been recorded, filed, executed or delivered relating to Cimarron or the Purchased Property.

          (c) LIABILITIES. Raintree North America does not have any liabilities provided for, reserved against or incurred that relates to or has arisen out of a breach of contract, breach of warranty, tort or infringement by or against Raintree North America or any claim or lawsuit involving Raintree North America relating to Cimarron or the Purchased Property.

          (d) MATERIAL CHANGES. Since March 31, 2002, Raintree North America has not, with respect or relating to Cimarron or the Purchased Property:

               (i) sold, assigned, leased, exchanged, transferred or otherwise disposed of any of its assets or property, except for sales of time-share interests and cash applied in the payment of its liabilities, in the usual and ordinary course of business in accordance  with  its  past  practices;
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               (ii)  suffered  any  casualty,  damage,  destruction  or loss, or interruption in use, of any asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

               (iii) written off any material asset as unusable or obsolete or for any other reason;

               (iv) made or suffered (except for effects from the notice by Raintree International of the Chapter 11 bankruptcy filing by Raintree U.S.) any material change in the conduct or nature of any aspect of its business, whether or not made in the ordinary course of business or whether or not such change had a Cimarron Material Adverse Effect;

               (v) waived any right arising out of the conduct of, or with respect to, its business;

               (vi) incurred any obligations or made any material capital expenditures, or discharged or prepaid any liabilities, outside the usual and ordinary course of business in accordance with past practices;

               (vii)  made  any  change  in  accounting  methods  or principles;

               (viii) borrowed any money or issued any bonds, debentures, notes or other corporate securities, including without limitation, those evidencing borrowed money;

               (ix) paid, declared or set aside any dividend or other distribution on its securities of any class or purchased, exchanged or redeemed any of its securities of any class;

               (x) entered into any transaction with, or made any payment to, or incurred any liability to, any Related Party;

               (xi) made any payments or distributions to its employees, officers or directors except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses;

               (xii) increased the compensation payable to any employee other than normal recurring increases consistent with past practice;

               (xiii) paid or incurred any management or consulting fees, or engaged any consultants;

               (xiv) lost the services (whether voluntarily or involuntarily) of any key employee; or
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               (xv)  without  limitation  by  the  enumeration  of  any  of  the foregoing, entered into any transaction other than in the usual and ordinary course of business in accordance with past practices.

               (e) MATERIAL ADVERSE EFFECTS. Raintree North America has not suffered or been threatened with, and neither Raintree International, nor Raintree North America has knowledge of any facts which may cause or result in, any Cimarron Material Adverse Effect.

     2.3.3     LEGAL  MATTERS.
               ---------------

          (a) LEGAL PROCEEDINGS. There are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of Sellers, threatened against Raintree U.S. or Raintree
     North America or any of its or their respective properties, assets or businesses relating to Cimarron or the Purchased Property or, to the knowledge of Sellers, relating to the transactions contemplated by this Agreement. Neither Raintree U.S. nor Raintree North America is a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the properties, assets, personnel or business activities of Cimarron.

          (b) LEGAL COMPLIANCE. Raintree North America has obtained and maintains all Permits which are required in order for it to conduct its business as presently conducted. Raintree North America is not in violation of, or delinquent in respect to, any decree, order or arbitration award or law, statute, or regulation of or agreement with, or any Permit from, any Federal, state or local governmental authority to which the property, assets, personnel or business activities to which Cimarron or the Purchased Property is subject, including, without limitation, laws, statutes and regulations relating to equal employment opportunities, fair employment practices, occupational health and safety, wages and hours, and discrimination.

          (c) ENVIRONMENTAL MATTERS. Raintree North America and each of its respective assets and businesses are in compliance with all Environmental Laws except where the failure to be in compliance would not have a Cimarron Material Adverse Effect. Neither Raintree North America, nor its businesses are currently subject to any pending or, to Sellers' knowledge, threatened judicial or administrative investigation, proceeding, order, judgment decree or settlement alleging or relating to a violation of or liability under any Environmental Law relating to Cimarron or the Purchased Property. Neither Raintree International, Raintree U.S., nor Raintree North America has received written notice from any government authority or third party claimant to the effect that it is or may be liable under Environmental Laws as a result of the release, storage, disposal or arrangement for disposal of any materials in violation of Environmental Laws relating to Cimarron or the Purchased Property.

          (d) PAYMENT OF TAXES. Raintree International and Raintree North America have filed all tax returns and has paid all impositions, if any,
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     required  to  be  filed  by each of them or paid by each of them, including real  estate  taxes  and  assessments  relating  to  Cimarron.

2.3.4     TANGIBLE  PROPERTY.
          -------------------

          (a) OWNED REAL ESTATE. Raintree International, Raintree U.S. and Raintree North America do not own any real property relating to Cimarron or the Development Agreement.

          (b) LEASED REAL ESTATE. Neither Raintree International, nor Raintree North America, nor either of their Affiliates, leases any real estate relating to Cimarron or the Development Agreement other than the local sales office previously used and identified in the Disclosure Schedule as being so leased by Raintree North America.

          (c) PERMITTED ENCUMBRANCES. The legal description of the real property upon which Cimarron is being developed (the "CIMARRON REAL PROPERTY") - is attached hereto as Exhibit C. Sellers have made available complete and correct copies of all title insurance policies, surveys, environmental reports, engineering reports, appraisals, permits, certificates of occupancy, and other documents and materials of any and every type in its possession, custody, or control. Except as provided in the Disclosure
     Schedule (the "PERMITTED ENCUMBRANCES"), no liens, encumbrances, restrictions or other exceptions to title affect Cimarron.

          (d) REAL ESTATE TAXES AND ASSESSMENTS. To the knowledge of the Sellers, there are no challenges or appeals pending regarding the amount of the taxes on, or the assessed valuation of, the Cimarron Real Property, and no special arrangements or agreements exist with any governmental authority with respect thereto (the representations and warranties contained in this subparagraph (d) shall not be deemed to be breached by any prospective general increase in real estate tax rates).

          (e) CONDEMNATION PROCEEDINGS. To the knowledge of the Sellers, there are no condemnation proceedings pending or threatened with respect to any portion of the Cimarron Real Property.

          (f) DEFECTS. To the knowledge of the Sellers, the buildings and other facilities located on the Cimarron Real Property are free of any latent structural or engineering defects , or any patent structural or engineering defects other than defects disclosed in writing by RMP, copies of which have been provided to Purchaser, in connection with the Development Agreement or that would not materially affect the project development and operation of Cimarron and the Purchased Property.

2.3.5     CONTRACT  RIGHTS  AND  INTELLECTUAL  PROPERTY.
          ----------------------------------------------

          (a) CONTRACTS. All agreements, leases, subleases or instruments to which Raintree North America is a party or by which it is bound relating to or in connection with Cimarron or the Purchased Property, are in full force and binding upon the parties thereto. Neither Raintree North America nor any of the other parties thereto are in default under any such agreement,
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     lease, sublease or other instrument and, to the best of Sellers' knowledge, no default by the other contracting parties has occurred thereunder. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by Raintree North America or the other contracting party thereunder. Raintree North America has not released or waived any of its rights under any such agreement, lease, sublease or other instrument. None of the Sellers is subject to any legal obligation to renegotiate, nor do Sellers have knowledge of a claim for a legal right to renegotiate, any contract, loan, agreement, lease, sublease or instrument relating to Cimarron or the Purchased Property to which anyof the Sellers or Raintree U.S. is now or has been a party.

          (b) INTELLECTUAL PROPERTY. Raintree North America has the right to use the Intellectual Property used by it in the conduct of business relating to or in connection with Cimarron or the Purchased Property ("CIMARRON INTELLECTUAL PROPERTY") and no proceedings have been instituted or, to the Sellers' knowledge, threatened which challenge Raintree North America's right to use Cimarron Intellectual Property. Neither of the Sellers (i) has any knowledge of any claim that any third party asserts ownership rights in any of the Cimarron Intellectual Property; (ii) has any knowledge of any claim or any reason to believe that Raintree North America's use of any Cimarron Intellectual Property infringes any right of any third party; and
     (iii) has any knowledge or any reason to believe that any third party is infringing any of Raintree North America's rights in any of the Cimarron Intellectual Property.

     2.3.6     TIME-SHARE  MATTERS.
               --------------------

          (a) STATUS OF TIME-SHARE PROJECT. Pursuant to the Trust Agreement, the real property has been duly subjected to a condominium declaration and a beneficial interest owners association has been formed for the owners of second beneficial interests in the Trust under the laws of the State of California, and such owners' association is validly existing and in good standing under the applicable laws of California. Pursuant and subject to the Trust Agreement, 10 Units have been transferred to the Trust and have been dedicated to the time-share regime. Each time-share interest is validly created, fully transferable and separate real estate interest under the laws of the State of California.

          (b) COMPLIANCE WITH LEGAL REQUIREMENTS. Sellers and, to the knowledge of Sellers, RMP have complied with all applicable legal requirements in all material respects including, with respect to Cimarron, all legal requirements of the state of California and all other government jurisdictions (including Mexico) in which time-share interests have been or will be sold or offered for sale by Sellers, including, without limitation, the Federal Trade Commission Act, the Truth-in-Lending Act and Regulation Z, the Equal Opportunity Credit Act and Regulation B, the Fair Housing Act, the Americans With Disabilities Act and related accessibility guidelines, the Interstate Land Sales Full Disclosure Act, the Real Estate Settlement Procedures Act and Regulation X, and the Civil Rights Act of 1964 and 1968, state condominium and timeshare laws, federal and state securities laws, all home and telephone solicitation, sweepstakes, and lottery laws, all real estate licensing, disclosure, and escrow laws, and all other foreign, federal, state, and local laws applicable to the development of condominium or timeshare resorts and/or the marketing or sale of vacation ownership interests, except for failures to comply that have not and will not have a Cimarron Material Adverse Effect.

          (c) SALES ACTIVITIES. Prior to the date of this Agreement, Raintree North America has sold time-share interests and offered time-share interests for sale only in the jurisdictions identified in the Disclosure Schedule. No registrations are required for Cimarron in the jurisdiction in which sales are currently made. Furthermore, with respect to the offer of sale or sale of any time-share interest relating to Cimarron, there is no outstanding violation or order against Sellers, the Time-Share Association (as defined below), any affiliate of Sellers or, to the knowledge of Sellers, RMP, by any foreign, federal, state and local governmental agency (including, without limitation, the Registration Agency or other governmental agency) nor is there any action or investigation, by any such agency, pending or threatened against Sellers, any Affiliate of Sellers, or the Time-Share Association or to the knowledge of Sellers, RMP or its Affiliates. Raintree North America has entered into valid and binding agreements of sale, pursuant to which Raintree has sold a total of 1,518 net weekly Ownership Intervals (as defined in the Development Agreement). The list attached to the Certificate dated as of August 23, 2002 by Resort Communications, Inc. as Records Agent under the Records Management Agreement describing all of such sales (together with subsequent sales) of Ownership Intervals is accurate and complete in all material respects.

          (d) ZONING COMPLIANCE. Neither the timeshare use nor other transient use and occupancy of Cimarron violates or constitutes or will violate or constitute a non-conforming use or, except for variances already obtained, which variances will not be affected by the transactions contemplated by this Agreement, require a variance under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of Cimarron.

          (e) OBLIGATIONS TO PURCHASERS. Sellers have performed all of their respective obligations to time-share interest purchasers and there are no executory obligations to time-share interest purchasers to be performed by Sellers, except for non-delinquent and executory obligations disclosed to time-share interest purchasers in their purchase contracts.

          (f) TIME-SHARE ASSOCIATION. The Cimarron Interval Owners Association has been replaced by the Cimarron Beneficial Interest Owners Association, and the Cimarron Beneficial Interest Owners Association is a California non-profit mutual benefit corporation which is duly organized, validly existing and in good standing under applicable laws, rules and regulations of the State of California. All time-share interest purchasers are members of the Cimarron Beneficial Interest Owners Association ("TIMESHARE ASSOCIATION"). The Timeshare Association, by or through RCI Management, Inc., as the manager ("MANAGER"), is fully and satisfactorily performing the obligations of maintaining, repairing or replacing the common areas, common elements, common property and recreational facilities of Cimarron. The Management Services Agreement dated February 17, 2000, between the Cimarron Resort Condominium Owers Association and Manager, the Management
10

     Services Agreement dated February 17, 2000, between the Cimarron Interval Owners Association and Manager, as amended by the First Amendment to Management Services Agreement dated August 3, 2001, between the Cimarron Interval Owners Association, Manager, RMP, Raintree North America, and the Timeshare Association (collectively the "MANAGEMENT AGREEMENT"), is in full force and effect and none of the parties thereto are presently in default thereunder. Raintree North America, the Timeshare Association and, to the knowledge of Sellers, RMP are current in all monetary payments to be made to Manager under the Management Agreement.

          (g) ASSESSMENTS AND RESERVES. When a time-share interest purchaser closes on the purchase of a time-share interest, such time-share interest purchaser automatically becomes a member of the Time-Share Association, and will thereafter remain a member of the Time-Share Association and be entitled to vote on the affairs thereof, subject only to, in the case of sales by Raintree North America, payment in full to Raintree North America and retaining ownership of a time-share interest. The Time-Share Association has the authority to levy annual assessments to cover the costs of maintaining and operating Cimarron and such obligations are enforceable by a lien against the time-share interest if the time-share interest purchaser is delinquent in paying his assessment. The Time-Share Association is solvent, and levied assessments are reasonably expected to be adequate to cover the current costs of maintaining and operating Cimarron and to establish and maintain a reasonable and adequate reserve for capital improvements to the extent and as required under Cimarron's governing documents. To Sellers' knowledge, there will be no events (other than inflation) which could give rise to a material increase in such costs, except for additions of subsequent phases to Cimarron that will not materially increase assessment levels. All assessments are deposited in a separate account of the Time-Share Association and are only withdrawn therefrom to pay the costs and expenses necessary to maintain Cimarron including a reserve fund for repair and replacement.

          (h) TITLE TO AND MAINTENANCE OF COMMON AREAS AND AMENITIES. The Trustee, for the benefit of the Time-Share Association and the time-share interest owners, will at all times own the furnishings of the units within Cimarron and all the common areas of Cimarron and other amenities which have been promised or represented as being available to time-share interest purchasers, free and clear of liens and security interests except for the Permitted Encumbrances. No part of Cimarron is or will be subject to partition by the owners of time-share interests except as contemplated at the end of the term of the Trust. All access roads, utilities and off-site improvements necessary to the use of Cimarron have been dedicated to and/or accepted by the responsible governmental authority or utility company or are owned by an association of owners of property in a larger planned development or developments of which Cimarron is a part.

          (i) UNSOLD INTERESTS. To Sellers' knowledge, RMP has good and marketable title to the real property and all units set forth in the Disclosure Schedule. The listing of sold and unsold time-share interests set forth in the Disclosure Schedule is true, accurate and complete in all respects.

          (j) RAINTREE EXCHANGE. That certain Raintree Vacation Club Affiliation Agreement, The Cimarron Resort Condominiums (the "RAINTREE EXCHANGE AGREEMENT") dated as of October 3, 2001, and executed by and between Raintree Vacation Exchange, LLC ("RVE"), Raintree North America, the Time-Share Association and Manager is in full force and effect, and subsequent to Closing (i) Manager shall continue to manage Cimarron, and
     (ii) Raintree North America and the Time-Share Association have fully complied with and are current in the payment of any and all moneys due under the Raintree Exchange Agreement.

          (k) 1:1 RATIO. Sellers represent and warrant that there are sufficient units available in Cimarron for use by time-share interest purchasers in good standing under their purchase agreements with respect to Cimarron.

          (l) EXCHANGE COMPANY. Purchasers from Raintree North America of time-share interests of Cimarron are presently affiliated and in good standing with Resort Condominiums International pursuant to agreements relating to Cimarron.

          (m) PROJECT DEVELOPMENT, MANAGEMENT AND SALES AGREEMENT. The Development Agreement is in full force and effect and neither party has in the past or is presently in default (either a payout default or a performance default) pursuant to any of the terms thereof. Except as noted in the Disclosure Schedule, all monetary payments due from Raintree North America to RMP and due from RMP to Raintree North America have been made in a timely manner. Any and all amendments to the Development Agreement are included in the Disclosure Schedule. Raintree North America may assign its interest in the Development Agreement to Purchaser, and RMP has consented to such assignment by Raintree North America. Cimarron is presently in "Stage 1" (as defined in the Development Agreement) out of the five "Stages" of development. Raintree North America has exercised its option to purchase "Stage 1".

          (n) OB SPORTS AGREEMENT. To the knowledge of Sellers, the OB Sports Agreement dated as of March 18, 1999, by and among RMP, OB Sports, LLC ("OB SPORTS") and Cimarron Golf Club, LLC ("CIMARRON GOLF") ("OB SPORTS AGREEMENT") is in full force and effect and none of the parties is presently in default pursuant to any of the terms thereof. Except as set forth in the Disclosure Schedule, all monetary payments required to be made by Raintree North America to OB Sports in connection with the sale of any time-share interest have been made in a timely manner. To the knowledge of Sellers, the OB Sports Agreement and all amendments thereto are included in the Disclosure Schedule. To the knowledge of Sellers, the second priority deed of trust encumbering Cimarron in the original principal amount of $18,000,000 in favor of Cimarron Golf is current and neither RMP nor Cimarron Golf has been in the past or is presently in default thereof.

          (o) TEXTRON LOAN AGREEMENT. The Textron Loan and Security Agreement by and between RMP and Textron Financial Corporation ("TEXTRON") dated as of October 20, 1999, provides for project loans up to $28,000,000 ("TEXTRON
12

     LOAN AGREEMENT"). The Textron Loan Agreement is presently in full force and effect and, except as set forth in the Disclosure Schedule, Raintree North America and, to the knowledge of the Sellers, RMP is not presently in default thereunder. The Textron Loan Agreement and all amendments thereto are included in the Disclosure Schedule. Textron is continuing to fund all construction and receivables draws in connection with the Textron Loan Agreement in a timely manner.

          (p) CIMARRON TRUST. That Trust is in full force and effect and none of the parties has in the past or is presently in default pursuant to any of the terms thereof. Time-share interests from Cimarron have been conveyed to the Trustee pursuant to the Trust Agreement free and clear of liens for sale to the public in Mexico by Raintree North America or an Affiliate.

          (q) INDEBTEDNESS. Except as set forth on the Disclosure Schedule, Sellers are not in default under any loan agreement or other obligation for borrowed money.


                                   ARTICLE III
                              CONDITIONS TO CLOSING
                              ---------------------

     3.1 CONDITIONS TO SELLERS' OBLIGATIONS. The obligation of Sellers to close the transactions contemplated hereby is subject to the fulfillment or waiver of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which, this Agreement may, at Sellers' option, be terminated pursuant to and with the effect set forth in Article VII:

          (a) Each and every representation and warranty made by Purchaser shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

          (b) All obligations of Purchaser to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Purchaser would be required to perform at the Closing if the transactions contemplated hereby were consummated) shall have been performed.

          (c) No suit, proceeding or investigation shall have been commenced or threatened by any Governmental Entity or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions contemplated hereby.

     3.2 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligation of Purchaser to close the transactions contemplated hereby is subject to the fulfillment or waiver of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which, this Agreement may, at Purchaser's option, be terminated pursuant to and with the effect set forth in Article VII:

          (a) Each and every representation and warranty made by Sellers shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

          (b) All obligations of Sellers to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Sellers would be required to perform at the Closing if the transactions contemplated hereby were consummated) shall have been performed.

          (c) All of the consents, waivers and estoppels required to consummate the transaction contemplated hereunder shall have been obtained (without cost to Purchaser or Sellers in excess of the normal and customary cost associated therewith) or, to the extent that the Permits held by Raintree North America with respect to Cimarron or the Development Agreement, would terminate upon the assignment of the Development Agreement, Purchaser shall have either obtained Permits on substantially the same terms as such Permits, or shall have obtained binding commitments from the applicable Government Entities to issue such Permits following the Closing.

          (d) Purchaser and OB Sports, LLC shall have entered into a purchase and sale agreement pursuant to which Purchaser shall acquire all of the outstanding equity interests of Cimarron Golf Club, LLC on terms and conditions satisfactory to Purchaser.

          (e) Purchaser and Textron shall have entered into an agreement pursuant to which Textron shall consent to the transactions contemplated herein and agree to provide financing to Purchaser as Purchaser deems necessary in connection with the transactions contemplated hereby.

          (f) Seller has delivered a consent and estoppel letter (the "CONSENT AND ESTOPPEL LETTER"), duly executed by Royale Mirage Partners, L.P. confirming that (i) Raintree North America is in not in breach or default under the Development Agreement and that no event has occurred which, with notice or the passage of time, or both, would constitute a breach or default, or permit termination or modification of, the Development Agreement and (ii) Royale Mirage Partners, L.P. consents to the assignment of the Development Agreement to Purchaser.

          (g) Purchaser and Raintree International shall have entered into an time-share interval purchase agreement substantially in the form of Exhibit D (the "INTERVAL PURCHASE AGREEMENT"), pursuant to which Purchaser will agree to sell certain Cimarron time-share intervals to Raintree International for re-sale.

          (h) No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions contemplated hereby.

          (i) All amounts due and owing to Textron as "release fees" relating to sales of Cimarron time-share intervals shall be paid in full, except as waived or otherwise not required by Textron as of the Closing Date.

          (j) Textron shall have released Purchaser from any obligations relating to the "special advance" pursuant to a Fifth Loan Modification Agreement to certain subsidiaries of Raintree International (the "SPECIAL
     ADVANCE")  on  June  28,  2002.

          (k) Purchaser shall have received confirmation from the City of Cathedral City, California that the development of Cimarron is in full compliance with the development plan approved by the City of Cathedral City and that there are no outstanding defaults or fees due thereunder.

          (l) Purchaser shall have received an acknowledgment in form and substance acceptable to it from BNY Western of the transfer of the First Beneficial Interest under the Trust Agreement to Purchaser.

                                   ARTICLE IV
                                     CLOSING
                                     -------

     4.1 FORM OF DOCUMENTS. At the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Article IV. All documents which Sellers shall deliver shall be in form and substance reasonably satisfactory to Purchaser and its counsel. All documents which Purchaser shall deliver shall be in form and substance reasonably satisfactory to Raintree International and its counsel.

     4.2 SELLERS' DELIVERIES. Sellers shall execute or deliver to Purchaser all of the following:

          (a) an assignment and assumption agreement substantially in the form attached hereto as Exhibit E (the "ASSIGNMENT AGREEMENT"), duly executed by Raintree North America, pursuant to which it assigns to Purchaser all of its right, title and interest in and to the Purchased Property;

          (b) a certificate, executed by the Secretary of Raintree International, dated the Closing Date, certifying to the attached Certificate of Incorporation, Bylaws, resolutions adopted by Raintree International's board of directors, good standing certificates of Raintree International issued by the Secretaries of State of Nevada and Texas, and such other matters as Purchaser may reasonably require;

          (c) a certificate, executed by the Secretary of Raintree North America, dated the Closing Date, certifying to the attached Articles of Incorporation, Bylaws, resolutions adopted by Raintree North America's board of directors, good standing certificates of Raintree North America issued by the Secretaries of State of Texas and California, and such other matters as Purchaser may reasonably require;

          (d) a certificate dated the Closing Date and signed by the Presidents of each Seller, certifying that the conditions specified in Section 4.2 have been satisfied.

          (e) the favorable written opinions of Andrews & Kurth, Mayor, Day & Caldwell L.L.P., special counsel to Sellers, and of local counsel reasonably acceptable to Purchaser admitted to practice in the State of Nevada and such other jurisdictions as may be required, addressing the matters set forth in Exhibit F hereto;


          (f) all necessary consents and Permits required to be obtained pursuant to the provisions of Section 3.2(c);

          (g) physical possession of all records, tangible assets, licenses, policies, contracts, plans, leases or other instruments owned by or pertaining to Cimarron and the Purchased Property, which are in the possession of any Seller;

          (h)  the  Consent  and  Estoppel  Letter;

          (i) the Interval Purchase Agreement, duly executed by Raintree International;

          (j) pay-off letters or other evidence from RMP, Cimarron Golf Club, LLC and the City of Cathedral City necessary to confirm the amounts to be paid to them pursuant to Section 1.3 hereof;

          (k) a letter from Textron acknowledging the release of Purchaser from any obligations relating to the Special Advance; and

          (l) without limitation by the specific enumeration of the foregoing, all other documents reasonably required from Sellers to consummate the transactions contemplated hereby.

     4.3 PURCHASER'S DELIVERIES. Purchaser shall execute and/or deliver to Sellers all of the following:

          (a) the Purchase Price to be paid to Raintree North America at Closing as provided in Section 1.2;

          (b) a certificate, executed by the Secretary of Purchaser, dated the Closing Date, certifying to the attached Certificate of Incorporation, Bylaws, resolutions adopted by Purchaser's board of directors, good standing certificates of Purchaser issued by the Secretaries of State of New York and Nevada, and such other matters as Sellers may reasonably require;

          (c) a certificate dated the Closing Date and signed by the President of Purchaser, certifying that the conditions specified in Section 4.3 have been satisfied.

          (d)  the  Assignment  Agreement,  duly  executed  by  Purchaser;

          (e)  the  Interval  Purchase  Agreement,  duly  executed by Purchaser;

          (f) the favorable written opinions of counsel to Purchaser addressing the matters set forth in Exhibit G hereto; and


          (g) without limitation by the specific enumeration of the foregoing, all other documents reasonably required from Purchaser to consummate the transactions contemplated hereby.

                                    ARTICLE V
                             POST-CLOSING AGREEMENTS
                             -----------------------

     5.1 POST-CLOSING AGREEMENTS. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article V.

     5.2 BACK-UP INFORMATION. Sellers shall, at Purchaser's request, furnish complete detailed back-up information with respect to the Purchased Property to the extent such material is in Sellers' possession or is reasonably available to Sellers.

     5.3 THIRD PARTY CLAIMS. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date which are not subject to the indemnification provisions contained in Article VI, provided that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

     5.4 FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Purchased Property to Purchaser on the terms herein contained and to otherwise comply with the terms of this Agreement.

                                   ARTICLE VI
                                 INDEMNIFICATION
                                 ---------------

     6.1 AGREEMENT OF RAINTREE INTERNATIONAL TO INDEMNIFY. Subject to the conditions and provisions of this Article VI, Raintree International hereby agrees to indemnify, defend and hold harmless Purchaser, and its officers, directors, employees, agents, representatives and Affiliates (the "PURCHASER INDEMNIFIED PERSONS") from and against and in any respect of any liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any such claim (collectively, "DAMAGES"), against, resulting to, imposed upon or incurred by the Purchaser Indemnified Persons (whether such claims are by, against or relate to Purchaser or any other party, including a Governmental Entity), directly or indirectly, by reason of or resulting from (a) any misrepresentation or breach of any representation or warranty, or noncompliance with any covenants or other agreements, given or made by Sellers in this Agreement or in any document furnished by or on behalf of Sellers pursuant to this Agreement or (b) the claim of any broker or finder engaged or alleged to have been engaged by Sellers.

     6.2 AGREEMENT OF PURCHASER TO INDEMNIFY. Subject to the conditions and provisions of this Article VI, Purchaser hereby agrees to indemnify, defend and hold harmless Sellers and their respective officers, directors, employees, agents, representatives and Affiliates (the "SELLER INDEMNIFIED PERSONS") from and against and in any respect of all Damages against, resulting to, imposed upon or incurred by any Seller Indemnified Persons (whether such claims are by, against or relate to Sellers or any other party, including a Governmental Entity), directly or indirectly, by reason of or resulting from (a) any misrepresentation or breach of any representation or warranty, or noncompliance with any covenants or other agreements, given or made by Purchaser in this Agreement or in any document furnished by or on behalf of Purchaser pursuant to this Agreement or (b) the claim of any broker or finder engaged or alleged to have been engaged by Purchaser.

     6.3 INDEMNIFICATION PROCEDURES. A party entitled to indemnification hereunder shall herein be referred to as an "indemnified party." A party obligated to indemnify an indemnified party shall herein be referred to as an "indemnifying party."

          (a) THIRD PARTY CLAIMS. Within 10 business days after an indemnified party receives notice of any third party claim or the commencement of any action by any third party which such indemnified party reasonably believes may give rise to a claim for indemnification from an indemnifying party hereunder, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Article VI, notify such indemnifying party in writing in reasonable detail of such claim or action and include with such notice copies of all notices and documents (including court papers) served on or received by the indemnified party from such third party. Failure to give such written notice within the time period described above shall not release the indemnifying party except to the extent such party is prejudiced by such failure. Upon receipt of such notice, the indemnifying party shall be entitled to participate in such claim or action, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and to settle or compromise such claim or action, provided that if such settlement or compromise shall provide for any relief other than a monetary payment by the indemnifying party, such settlement or compromise shall be effected only with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed. After notice to the indemnified party of the indemnifying party's election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article VI for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, provided that the indemnified party shall have the right to employ counsel to represent it if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) such claim or action involves remedies other than monetary damages and such remedies, in the indemnified party's reasonable judgment, could have a material adverse effect on such indemnified party or (iii) the named parties to any such third party claim

     (including impleaded parties) include both the indemnified party and the indemnifying party and such indemnified party shall have been advised in writing by its counsel that there may be conflicting interests between the indemnifying party and the indemnified party in the legal defense of such third party claim, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party, provided that the indemnifying party shall not be obligated to pay the fees or expenses of more than one separate counsel for all indemnified parties arising out the same claim or action. If the indemnifying party does not elect to assume the defense of such claim or action within 30 days of the indemnified party's delivery of notice of such a claim or action, the indemnifying party shall be deemed to have waived its right to assume the defense of such third party claim and the indemnified party shall be entitled to assume the defense thereof. If the indemnifying party fails to acknowledge in writing its indemnification obligation to the indemnified party for such claim or action within a reasonable period following the request therefor by the indemnified party, the indemnified party shall be entitled to assume the defense of such claim or action in any manner it deems appropriate including, without limitation, settling any such third party claim or consenting to the entry of any judgment with respect thereto, provided that it acts reasonably and in good faith. Unless it has been conclusively determined through a final judicial determination (or settlement tantamount thereto) that the indemnifying party is not liable to the indemnified party under this Section 6.3, the indemnified party shall act reasonably and in accordance with its good faith business judgment with respect to such defense, and shall not settle or compromise any such claim or action without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. The parties hereto agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or action, including making employees available on a mutually convenient basis to provide additional information and explanation of any relevant materials or to testify at any proceedings relating to such claim or action.

          (b) OTHER CLAIMS. Within 10 business days after an indemnified party sustains any damages not involving a third party claim or action which such indemnified party reasonably believes may give rise to a claim for indemnification from an indemnifying party hereunder, such indemnified party shall deliver notice of such claim to the indemnifying party, specifying with reasonable detail the basis on which indemnification is being asserted and the amount of such damages. If the indemnifying party does not notify the indemnified party within 30 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under this Article VI, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under this Article VI and the indemnifying party shall pay the amount of such claim to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate  court  of  competent  jurisdiction.

          (c) PROMPT PAYMENT. The indemnifying party shall promptly pay or reimburse, as appropriate, the indemnified party for any Damages to which it is entitled to be indemnified hereunder. No party shall permit any exercise of any right of set-off against any other party.

     6.4 CHARACTERIZATION OF INDEMNITY PAYMENTS. Purchaser and Sellers agree to treat any payment made by Sellers hereunder to Purchaser as an adjustment to the Purchase Price. However, in the event the Internal Revenue Service determines that any such payment constitutes taxable gain or income to the payee, such payment shall be increased so that the payee receives, on an after-Tax basis, the amount which would have been received had the payment not resulted in taxable gain or income.

                                   ARTICLE VII
                                   TERMINATION
                                   -----------

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by the mutual written agreement of Purchaser and Raintree International; or

          (b) by either of such parties if the Closing Date shall not have occurred by September 9, 2002; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date.

     7.2     REMEDIES.  Notwithstanding any termination right granted in Section

          7.1, in the event of the non-fulfillment of any condition to a party's closing obligations, such party may elect to do one of the following:

          (a) proceed to close despite the non-fulfillment of any closing condition, it being understood that consummation of the Closing shall not be deemed a waiver of a breach of any representation, warranty or covenant or of any party's rights and remedies with respect thereto;

          (b)  decline to close, terminate this Agreement as provided in Section

          7.1, and thereafter seek damages to the extent permitted in Section 7.3; or

          (c) seek specific performance of the obligations of the other party. Each party hereby agrees that in the event of any breach by such party of this Agreement, the remedies available to the other party at law would be inadequate and that such party's obligations under this Agreement may be specifically enforced.

     7.3 RIGHT TO DAMAGES. Except as provided in the following sentence, if this Agreement is terminated pursuant to Section 7.1, neither party hereto shall have any claim against the other. In the event this Agreement is terminated as a result of the non-terminating party's material breach of any of the representations and warranties of the non-terminating party contained in Article II being in a material respect incorrect when made, termination shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of the terminating party, and the terminating party shall also be entitled to recover, without limitation, its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys' fees).

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

     8.1 EXPENSES. Regardless of whether the transactions contemplated hereby have been consummated at the Closing, each party shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

     8.2 PRESS RELEASES. Raintree International, Raintree North America and Purchaser shall not issue any press release or otherwise make public any information with respect to this Agreement or the transactions contemplated hereby prior to the Closing. Raintree International and Purchaser shall issue a joint press release announcing the execution of this Agreement and the occurrence of the Closing.

     8.3 Contents of Agreement; Parties in Interest; Etc. This Agreement and the agreements referred to or contemplated herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the exhibits and the Disclosure Schedule hereto (which such exhibits and the Disclosure Schedule are and shall be considered incorporated into this Agreement), there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

     8.4 ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, and any such attempted assignment without such consent shall be void. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

     8.5 NOTICES. All notices required or permitted to be given hereunder will be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail will be deemed given five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, or by nationally recognized private carrier will be deemed given on the day of receipt. All notices will be addressed as follows:

     If  to  Sellers:

               Raintree  Resorts  International,  Inc.
               10000  Memorial  Drive,  Suite  480
               Houston,  Texas  77024
               Attention:  Mr.  Douglas  Y.  Bech
               Fax:  (713)  613-2828

     with  a  copy  to:

               Andrews  &  Kurth  L.L.P.
               600  Travis,  Suite  4200
               Houston,  Texas  77002
               Attention:  Mr.  Robert  V.  Jewell
               Fax:  (713)  238-7135

     If  to  Purchaser:

               Mego  Financial  Corp.
               4310  Paradise  Road
               Las  Vegas,  Nevada  89109
               Attention:  Mr.  Floyd  Kephart
               Fax:  (702)  369-4398

     with  a  copy  to:

               Ungaretti  &  Harris
               3500  Three  First  National  Plaza
               Chicago,  Illinois  60602
               Attention:  Mr.  Gary  I.  Levenstein
               Fax:  (312)  977-4405

and/or to such other respective addresses and/or persons as may be designated by notice given in accordance with the provisions of this Section 8.5.

     8.6 AMENDMENT. This Agreement may be amended, modified or supplemented at any time prior to the Closing Date by mutual written agreement of the respective Boards of Directors of Purchaser and Raintree International. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

     8.7 GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada, as applied to contracts made and fully performed in such state.

     8.8 BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other person, except for the Seller Indemnified Persons and Purchaser Indemnified Persons.

     8.9 SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

     8.10 SECTION HEADINGS. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

     8.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

     8.12 DEFINITIONS. The following capitalized terms used herein and/or the exhibits and schedules hereto shall have the meanings set forth below.

     "AFFILIATE" means with respect to any person, any person which controls such person, which that person controls, or which is under common control with such person. For purposes of the preceding sentence, the term "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

     "CLAIMS" means options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise.

     "CLOSING" means the consummation of the transactions contemplated by this Agreement.


     "CLOSING DATE" means the date on which the Closing occurs in accordance with Section 1.4.

     "ENVIRONMENTAL LAWS" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever. Environmental Laws include, without limitation, those relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of hazardous materials; air, soil, surface or ground water or noise pollution;
releases; protection of wildlife, endangered species, wetlands or natural resources; containers; health and safety of employees and other persons; and notification requirements relating to the foregoing.

     "GOVERNMENTAL ENTITY" governmental agency or regulatory body, court, agency, commission, division, department, public body or other authority.

     "INTELLECTUAL PROPERTY" means all of the following: (i) trademarks, service marks, slogans, trade names, trade dress and the like (ii) all proprietary formulations, manufacturing methods, know-how and trade secrets; (iii) all patents on and pending applications to patent any technology or design; (iv) all copyrights; and (v) all licenses of rights in computer software, trademarks, patents, copyrights, unpatented formulations, and other know-how.

     "PERMITS" means all licenses, permits, registrations, approvals and agreements and consents which are required in order for the applicable company to conduct its business as presently conducted and in the context of any environmental matters also means licenses, permits, registrations, approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws.

     "RELATED PARTY" means any present or former officer, director, stockholder or Affiliate of such company, any present or former known spouse, ancestor or descendant of any of the aforementioned persons or any trust or other similar entity for the benefit of any of the foregoing persons.


     "SUBSIDIARY" means any corporation, partnership, limited liability company, joint venture or other legal entity and of which the person referred to (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote with respect to matters to be voted on in such corporation, partnership, joint venture or other legal entity.





                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                 SELLERS:
                                 --------

                                         RAINTREE  RESORTS  INTERNATIONAL,  INC.

                                         By:
                                            -----------------------------------
                                         Name:  Brian  Tucker
                                         Title:  Chief  Operating  Officer



                                         RAINTREE  NORTH  AMERICA  RESORTS, INC.

                                         By:
                                            -----------------------------------
                                         Name:  Brian  Tucker
                                         Title:  Vice  President



                                         PURCHASER:
                                         ----------

                                         MEGO  FINANCIAL  CORP.  d/b/a
                                         LEISURE  INDUSTRIES  CORPORATION

                                         By:
                                            -----------------------------------
                                         Name:  Gregg  McMurtrie
                                         Title:  Executive  Vice  President

SCHEDULES  AND  EXHIBITS

Schedule  I

Disclosure  Schedule


Exhibit  A  -     Development  Agreement

Exhibit  B  -     Trust  Agreement,  including  all  amendments

Exhibit  C  -     Legal  Description  of  Real  Property

Exhibit  D  -     Interval  Purchase  Agreement

Exhibit  E  -     Assignment  Agreement

Exhibit  F  -     Sellers'  Counsel  Opinion(s)

Exhibit  G  -     Purchaser's  Counsel  Opinion

Schedule  I

ASSUMED  LIABILITIES  AND  PAYMENTS
-----------------------------------

Royale  Mirage  Partners,  L.P.  -  $228,161.72

OB  Sports  -  $119,039.65

City  of  Cathedral  City  -  $14,913.85

Robert  Gibson  (finder's  fee)  -  $10,000.00

RCI  Management,  Inc.  -  $157,008.15

Brobeck  (attys  for  BNY  Western)  -  $2,655.00